UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 25, 2004


                 GLOBAL WIRELESS SATELLITE NETWORKS (USA), INC.
             (Exact name of registrant as specified in its charter)


         Delaware            405 Park Avenue - 15th Floor        13-4105842
                               New York, New York 10022

 (State or other jurisdiction   (Address of Principal         (I.R.S. Employer
     of incorporation or          Executive Offices)         Identification No.)
       organization)

Registrant's telephone number, including area code: 011-44-797-905-7708

Item 4.01 Changes in Registrant's Certifying Accountant.

On October 25, 2004, Global Wireless Satellite Networks (USA), Inc. ("Company") received notice from Tedder, James, Worden & Associates, P.A. ("Tedder"), the Company's independent accountants, that Tedder had resigned in such capacity as of October 19, 2004. Tedder's reports on the financial statements of the Company for the past two years did not contain an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principals. Tedder's report did raise certain doubts regarding the Company's ability to continue as a going concern. Tedder's decision to resign was based upon the fact that it did not have sufficient expertise in the property development industry in Australia, which is the Company's new business direction as a result of its exchange with various Australian based companies in September of 2004. There were no disagreements with Tedder on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure.

Although the Company has identified a replacement independent accounting firm and expects to retain them shortly, it has not yet formally done so at this time.

Exhibit 16.1 Former Auditor's Letter

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Wireless Satellite Networks (USA), Inc.

Date: November 9, 2004

/s/ Harry Chauhan
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Mr. Harry Chauhan,
President